                           REAL ESTATE SALE AGREEMENT
                           --------------------------

     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ___ day of December, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2 ("Seller"), a Florida limited partnership, with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and THE PRICE REIT, INC. ("Purchaser"), a Maryland corporation, with an office at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036.

                                    RECITALS
                                    --------

     A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of Nashville, County of Davidson, State of Tennessee, which parcel is more particularly described in attached Exhibit A, and upon which is located a shopping center commonly known as "Marketplace at Rivergate".

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1.   PURCHASE AND SALE
          -----------------

          Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with:

               (i) all buildings and improvements owned by Seller and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto;

               (ii) Seller's right, title and interest in and to the leases (the "Leases") affecting the Property or any part thereof;

               (iii) the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty set forth on
          Exhibit I attached hereto (collectively, the "Tangible Personal Property");

               (iv) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (the "Service Contracts");

               (v) all right, title and interest of Seller, if any, and to the extent assignable and in Seller's possession, under any architectural and engineering drawings, renderings, and specifications pertaining to the Real Estate and the

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          buildings and improvements currently located thereon; and

               (vi) all right, title and interest of Seller, if any, and to the extent assignable, in any license, permits, warranties pertaining exclusively to the Real Estate and the buildings and improvements currently located thereon;

     all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined). Items (i) through (vi) above, together with the Real Property, are collectively referred to in this Agreement as the "Property". All of the foregoing expressly excludes (1) all property owned by tenants or other users or occupants of the Property, and (2) all rights with respect to any refund of taxes applicable to any period prior to the "Closing Date" (as defined herein).

     2.   PURCHASE PRICE
          --------------

          The purchase price to be paid by Purchaser to Seller for the Property is Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

          A.   Earnest Money.
               -------------

               (i) Upon execution of this Agreement by Purchaser, Purchaser shall deliver to Chicago Title and Trust Company ("Escrowee"), 414 Union Street, Suite 1800, Nashville, Tennessee (Attention: Joe Pitt), initial earnest money (the "Initial Earnest Money") in the sum of One Hundred Thousand Dollars ($100,000.00). The Initial Earnest Money, together with any interest earned thereon, net of investment costs, is referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested in a federally-insured, interest bearing account, as Purchaser so directs. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

               (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller, such delivery to constitute liquidated damages to Seller, and, except for Seller's indemnification rights set forth in Sections 6 and 8(A) below, to preclude the exercise of any other rights and remedies of Seller due to such a default whether pursuant to this Agreement or at law or in equity. If the transaction fails to close due to a default on the part of Seller, the Earnest Money shall be delivered by Escrowee to Purchaser, and Purchaser shall have the remedy provided for in Section 7(A) below.

          B. Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

          C. Sprint / Mariner Health Lease. Notwithstanding anything to the contrary contained in this Agreement, if within four (4) months after the Closing, Purchaser, as landlord

                                       2
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thereunder, enters into a lease for the approximately 2,960 square feet of vacant space at the Property (the "Vacant Space") with either Sprint Spectrum L.P. ("Sprint") or Mariner Health ("MH") (either such lease being referred to as the "Sprint/MH Lease"), on terms and conditions no less favorable than as set forth on Schedule 1 attached hereto and in accordance with item 1 on Exhibit "C-3" attached hereto, then Purchaser shall pay to Seller an additional amount (the "Incremental Purchase Price") equal to (i) Fifty Thousand Dollars ($50,000.00) if the term of the Sprint/MH Lease is at least three (3) years, (ii) One Hundred Thousand Dollars ($100,000.00) if the term of the Sprint/MH Lease is at least four (4) years, and (iii) One Hundred Fifty Thousand Dollars ($150,000.00) if the term of the Sprint/MH Lease is at least five (5) years. The term of the Sprint/MH Lease, for purposes of determining the amount of Incremental Purchase Price, shall be deemed to commence on the rent commencement date and terminate on the termination date set forth in the Sprint/MH Lease without respect to any option periods. The Incremental Purchase Price shall be paid to Seller, by wire transferred current federal funds, no later than ten (10) business days following the later of (i) Purchaser's execution of the Sprint/MH Lease, or (ii) the execution of the Sprint/MH Lease by Sprint or MH, as the case may be. It is expressly understood and agreed that Seller shall not be obligated to obtain the agreement of Sprint, MH or any other party to lease and/or sublease the Vacant Space prior to or after Closing and if Seller enters into negotiations with Sprint, MH and/or any other party with respect to the Vacant Space, Seller may terminate any such negotiations at any time, without notice or liability to Purchaser.

     3.   EVIDENCE OF TITLE
          -----------------

          A. Title Commitment. Seller shall, within twenty (20) days after the date of this Agreement, obtain and cause to be delivered to Purchaser a current (that is, effective within thirty (30) days prior to the date of this Agreement) commitment for an ALTA Owner's Title Insurance Policy (the "Title Commitment"), in the amount of the Purchase Price, issued by Chicago Title Insurance Company (the "Title Insurer"). At Closing, the conveyance of the Property to Purchaser shall be made subject only to those exceptions to title which are more fully described on attached Exhibit B and exceptions to title which become Permitted Exceptions pursuant to this Section 3 (collectively, the "Permitted Exceptions").

          B. Survey. Seller shall, within twenty (20) days after the date of this Agreement, deliver to Purchaser a survey (the "Survey") of the Real Property certified to the Title Insurer and Purchaser, and prepared by a surveyor licensed in the State of Tennessee in accordance with the Minimum Standard Requirements for Land Title Surveys (as jointly established and adopted in 1992 by the American Land Title Association and American Congress on Surveying and Mapping) for an "Urban ALTA/ACSM Land Title Survey" (as defined therein), and certified as being prepared after the date hereof. Seller shall also request the surveyor to provide a copy of the Survey on a "CADD disk" to be delivered to Purchaser at Closing.

          C. Review of Title Commitment and Survey. If the Title Commitment or Survey disclose exceptions to title other than those Permitted Exceptions which are noted on attached Exhibit B, then Purchaser shall have until the expiration of the "Review Period" (as defined in Section 8(A) below) within which to notify Seller of any such exceptions to title to which Purchaser objects. If any additional exceptions to title arise between the date of the Title Commitment, the Survey and the Closing, Purchaser shall have five (5) days after its receipt of notice of same within which to notify Seller of any such exceptions to title to which Purchaser

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

objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title, Seller shall have until Closing (but in any event at least fifteen [15] days after it receives notice of Purchaser's objection(s)) to remove such exceptions to title by waiver or endorsement by the Title Insurer. If Seller fails to remove any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title (in which event, all such exceptions to title shall be deemed "Permitted Exceptions").

     4.   CLOSING
          -------

          A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the fifth (5th) day following the expiration of the Review Period, at the Nashville, Tennessee, office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

          B.    Closing Documents.
                -----------------

                (i) Seller. At Closing, Seller shall execute and deliver to Purchaser the following:

                    (a) a special warranty deed (the "Deed"), subject to Permitted Exceptions, and in form acceptable to the Title Insurer;

                    (b) a "special" or "limited" warranty bill of sale sufficient to transfer to Purchaser title to the Tangible Personal Property and expressly disclaiming any warranties other than as to title as aforesaid;

                    (c) a letter advising each tenant under the Leases, and each provider of services under the Service Contracts, of the change in ownership of the Property in the forms attached hereto as Exhibit "C-1" and Exhibit "C-2", respectively;

                    (d) a counterpart of the master lease agreement (the "Master Lease Agreement"), in the form prescribed in Exhibit "C-3" attached hereto;

                    (e) a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-4";

                    (f) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

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

                    (g) evidence of the termination of Seller's management contract for the Property with The Rubin Organization, Inc. ("Manager"), effective as of the Closing; and

                    (h) a counterpart of the closing statement ("Closing Statement") setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below.

               (ii) Purchaser. At Closing, Purchaser shall execute and deliver or cause to be delivered to Seller:

                    (a) the funds required pursuant to Section 2(B) above;

                    (b) a counterpart of the Master Lease Agreement, in the form prescribed in Exhibit "C-3"; and

                    (c) a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-4"; and

                    (d) a counterpart of the Closing Statement.


          C.   Closing Prorations and Adjustments.
               ----------------------------------

               (i) The following items are to be prorated or adjusted (as appropriate) as of the close of business on the day before the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date. Notwithstanding the foregoing, if, due to late deposit of funds by or on behalf of Purchaser, Seller does not receive the net sale proceeds in time to invest such proceeds on the Closing Date, then Purchaser shall pay to Seller interest on the net sales proceeds for such day at a per annum rate equal to six percent (6%).

                    (a) real estate and personal property taxes and assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available);

                    (b) the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for twelve (12) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. With respect to percentage or overage rent (to the extent not set forth on said schedule of past due amounts), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports received from tenants relative thereto, including, without limitation,
          (i) all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing, and (ii) sales reports of any tenants whose lease year expires after the Closing. The proration for percentage or overage rent to be made by any tenant shall be made in accordance with such tenant's Lease existing as of the Closing and Purchaser shall promptly pay to Seller a prorata portion of such rents, based upon apportionment being made as of the Closing Date, promptly after the date when such rents are received from the applicable tenant;

                    (c)  [Intentionally Deleted.]

                    (d)  the amount of security deposits paid under the Leases;

                    (e) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                    (f)  amounts due and prepayments under the Service
          Contracts;

                    (g)  assignable license and permit fees; and

                    (h) other similar items of income and expenses of operation.

               (ii) Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants (referred to herein as "Tenant Reimbursements") for real estate taxes and assessments, merchant association dues, insurance, utilities, water and sewer charges and other common area and operating expenses (collectively, "Tenant Reimbursable Expenses") as of the Closing to the extent not in excess of the actual amount of such Tenant Reimbursable Expenses paid by Seller for the period prior to the Closing Date, and following the Closing and upon Purchaser's completion of the reconciliation of such amounts with tenants for 1997, then:

                    (x) in the event that the amount of Tenant Reimbursements collected by Seller for 1997 is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Purchaser shall (1) to the extent such amounts have already been collected by Purchaser from the tenants, promptly remit such amounts to Seller but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing, and (2) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six
          (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller;

                    (y) in the event that the amount of Tenant Reimbursements collected by Seller for 1997 exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Seller shall remit such excess amounts directly to the particular tenants entitled thereto on or before ninety (90) days after Closing, with copies of all correspondence to tenants with respect to such remittances submitted concurrently to Purchaser; provided, that, to the extent that any such excess amounts are otherwise payable by tenants owing past due rents payable to Seller, Seller may offset the amounts due such tenants against past due rents owing to Seller and remitting the remaining amounts to such tenants; and

                    (z) this Section 4(C)(ii) shall survive the Closing contemplated hereby.

               (iii)  Notwithstanding anything to the contrary contained in this
Section 4, Seller reserves the right (i) to meet with governmental officials and to contest any reassessment governing or affecting Seller's obligations under
Section 4(C)(i) above and (ii) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, provided that Purchaser shall disburse to any tenant not in default under its Lease a portion of such refund as may be due that tenant under its Lease. The remainder of the refund, if any, shall be prorated between Purchaser and Seller as of the proration date provided in
Section 4(C) after deducting therefrom the cost and expenses reasonably incurred in pursuing the appeal and not charged to tenants.

               (iv)  [Intentionally Deleted.]

               (v) For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. If any item of income or expense set forth in this Section 4(C) is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available. Any such reproration shall be paid promptly in cash to the party entitled thereto, but in no event shall it be paid later than fifteen (15) months after the Closing Date. The terms of this
Section 4(C), to the extent they call for adjustments, prorations or payments after Closing, shall survive the Closing.


          D.   Transaction Costs.
               -----------------

               Seller and Purchaser shall each pay one-half (1/2) of the cost of: (1) the Survey, (2) the base premium for the owner's title insurance policy (but excluding endorsements), (3) all transfer taxes and documentary stamps owed in connection with the delivery and recordation of the Deed, and (4) the escrow charges, if any. Seller shall pay for the cost of recording the release(s) of Seller's existing mortgage financing. Purchaser shall pay the cost of any endorsements to the owner's title insurance policy and any lender's title insurance policy and the cost of recording the deed. Seller and Purchaser shall each, however, be responsible for the fees of their respective attorneys.

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          E.   Possession.
               ----------

               Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to Permitted Exceptions and such other matters as are permitted by or pursuant to this Agreement.

     5.   CASUALTY LOSS AND CONDEMNATION
          ------------------------------

          If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If the reasonably estimated cost to repair or restore the Property as a result of such condemnation or casualty exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) (a "Material Loss"), Purchaser shall have the option to terminate this Agreement by giving notice to Seller within fifteen (15) days of Seller's request that the option be exercised. If the condemnation, destruction or damage does not result in a Material Loss, or if Purchaser fails to terminate this Agreement following a Material Loss as provided herein, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing, allow Purchaser a credit against the Purchase Price in an amount equal to any applicable deductibles and shall also execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement as a result of a Material Loss, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except as otherwise provided for in Section 6 and 8(A) below.

     6.   BROKERAGE
          ---------

          Seller agrees to pay upon Closing (but not otherwise) the brokerage commission due to Ben Carter & Associates (the "Broker") for services rendered in connection with the sale and purchase of the Property, such commission to be calculated pursuant to the terms of a separate agreement between Seller and Broker. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The obligations of Purchaser and Seller shall survive the Closing or other termination of this Agreement.

     7.   DEFAULT AND REMEDIES
          --------------------

          A.   Seller's Failure.
               ----------------

               (i) Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement and such failure is not as a result of a failure of Purchaser hereunder, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (1) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in
Section 6 above and Section 7(A)(ii) below, or (2) upon notice to Seller not less than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of Seller's obligation to execute and deliver the conveyance documents required of it under this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (1) above.

               (ii) In the event that Seller's failure to perform as provided in Section 7(A)(i) above is the result of an intentional, willful and bad faith breach of this Agreement by Seller and Purchaser elects to proceed under clause
(1) of Section 7(A)(i) above, then, in addition to the return of the Earnest Money, Seller shall remit to Purchaser the actual, out of pocket costs and expenses incurred by Purchaser to negotiate this Agreement, and to investigate and evaluate the Property in accordance with Section 8(A) above, provided that any such reimbursement shall not in the aggregate exceed Thirty Two Thousand Five Hundred Dollars ($32,500.00) (such reimbursement being referred to herein as the "Cost Reimbursement"). In the event Seller is obligated to pay Purchaser the Cost Reimbursement, then such amount shall be remitted by Seller to Purchaser within ten (10) business days following Purchaser's request for the Cost Reimbursement, provided that such request is accompanied by appropriate documentation of Purchaser's eligible costs and expenses.

          B. If Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money may be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy, other than the indemnification rights of Seller that survive as provided in Sections 6 and 8(A). Purchaser and Seller acknowledge and agree that (1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (3) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (4) the Earnest Money shall be and constitute valid liquidated damages.

          C. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential, exemplary, punitive or special damages.

     8.   CONDITION PRECEDENT
          -------------------

          A. Inspection Period. Subject to the indemnification obligations set forth in the following paragraph, Purchaser shall have until 5:00 p.m. (Los Angeles, California time) on the thirtieth (30th) day after the date hereof within which to inspect the Property (the "Review Period"). During the Review Period, Purchaser shall be entitled to review copies of (i) the Leases, (ii) the most recent real estate tax statements with respect to the Property, (iii) the most recent sewer and water bills with respect to the Property, (iv) the Service Contracts, (v) bills for electricity and for fuel used to operate the heating and air conditioning systems controlled by Seller at the Property covering the previous twelve (12) months, (vi) correspondence between tenants and Seller (as landlord), (vii) billings to tenants for Tenant Reimbursables and invoices for Tenant Reimbursable Expenses, (viii) any plans for the buildings located on the Property, (ix) any licenses or permits issued to Seller in connection with the ownership and operation of the Property, and (x) any other information relating exclusively to the Property or the tenants reasonably requested by Purchaser, all to the extent in Seller's possession or control. If Purchaser determines that the Property is unsuitable for its purposes and notifies Seller of such decision within the Review Period, the Earnest Money shall be immediately returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination. Purchaser's failure to object within the Review Period shall be deemed a waiver by Purchaser of the condition contained in this
Section 8(A).

          Purchaser's right of inspection pursuant to this Section 8(A) shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller, which will not be unreasonably withheld or delayed, provided that Seller shall have the right to be present for all such tenant interviews. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall restore the Property to its condition existing prior to its entry thereon, and shall indemnify, defend and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under this Agreement, including, without limitation, its right of inspection as provided for in this Section 8(A). The terms of this Section 8(A) shall survive the termination of this Agreement and the Closing for a period of nine (9) months.

          B. Estoppel Certificates. As a condition of Closing, Purchaser shall have received estoppel certificates ("Estoppel Certificates"), dated no more than thirty (30) days prior to Closing, from (i) each tenant occupying more than 10,000 rentable square feet of the Property, and (ii) other tenants occupying not less than seventy percent (70%) of the remaining rentable space leased as of the date of Closing pursuant to valid and existing Leases, and in the form and content as set forth herein (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The Estoppel

Certificates shall be in the form of Exhibit "D" attached hereto (the "Form Tenant Estoppel Certificate"), provided that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B) if
(i) the Estoppel Certificate contains the qualification by the tenant of any statement as being subject to materiality or to the best of its knowledge, or as being subject to any similar qualification, (ii) the Estoppel Certificate is otherwise in a form permitted under the applicable Lease, (iii) any tenant with national operations delivers an Estoppel Certificate in the standard form typically issued by such tenant, and (iv) the Estoppel Certificate contains any allegations by the tenant under the Lease as a result of physical deficiencies at the Property which have been identified in the due diligence reports which have been submitted to Seller by Purchaser prior to the date of this Agreement with respect to roof and structural deficiencies of the Property (all such modifications being referred to as "Permitted Estoppel Modifications").

          In addition to the foregoing, for any tenant that has not returned an Estoppel Certificate or has returned an Estoppel Certificate that does not contain all of the information set forth in the Form Tenant Estoppel Certificate, Seller shall be obligated at Closing to deliver to Purchaser a "Landlord Certificate" for any such tenant in the form of Exhibit "J" attached hereto or, with respect to a tenant whose Estoppel Certificate did not contain all of the information set forth in the Form Tenant Estoppel Certificate, a "Landlord Certificate" in the form of Exhibit "J" attached hereto containing statements from Seller only as to those items not included in the Estoppel Certificate delivered by the tenant. Notwithstanding the foregoing, Seller shall not be required to deliver a portion of a Landlord Certificate to the extent that any information set forth in such Landlord Certificate contradicts any statement made by a tenant in an Estoppel Certificate. Seller's liability under any Landlord Certificate shall terminate upon the sooner of: (i) the termination or amendment of the applicable Lease (provided such termination is not the direct result of a default or alleged default of the Lease pursuant to a landlord-tenant controversy), (ii) when Purchaser subsequently obtains an Estoppel Certificate for the applicable tenant in the form required hereunder and/or setting forth the information missing from the original Estoppel Certificate delivered by such tenant, or (iii) the nine (9) month anniversary of the Closing. If after Closing, Purchaser discovers that any statement contained in any Landlord Certificate is materially incorrect, Purchaser's sole and exclusive remedy against Seller shall be actual, compensatory damages with respect to all such inaccuracies contained in any Landlord Certificates subject, however, to the limitations of Section 10(M) below. The Tenant Certificates and Landlord Certificates shall confirm, subject to the terms of the Leases, that the tenancies of the applicable tenants are in substantial conformity with the terms of their Leases, and that, to tenant's knowledge or to "Seller's Actual Knowledge" (as hereinafter defined), as the case may be, no event of default exists which would entitle tenant to terminate its Lease.

          In the event that (i) Seller is unable to provide to Purchaser the Required Estoppel Certificates on or before Closing, or (ii) if any Estoppel Certificate or Landlord Estoppel Certificate is not in conformity with Exhibits "D" and "J" hereof (subject to Permitted Estoppel Modification) in any material respect any such Estoppel Certificate being referred to as a "Deficient Estoppel"), then Purchaser shall elect on or before the Closing:

          (a) not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination, or

          (b) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Purchaser shall be deemed to have waived the condition contained in this Section 8(B), and Seller's representations and warranties in Section 9 below shall be deemed to be modified by any information or disclosures contained in such Estoppel Certificate.

          C. Accuracy of Seller's Representations and Warranties. As a condition to Purchaser's obligation to close hereunder, each of Seller's representations and warranties set forth in Section 9 below shall be true and correct as of the date hereof and as of Closing, as modified by any "Pre-Closing Disclosures" (as defined in Section 9(B) below). Notwithstanding the foregoing, if Seller makes any Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of
(i) the Closing, or (ii) the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

     9.   SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
          --------------------------------------------------

          A. Subject to Section 9(C) below, Seller represents and warrants to Purchaser that, as of the date of this Agreement:

               (i) Authorization to Own and Convey Property. Seller is authorized to own and convey title to land in the State in which the Property is located.

               (ii) Organization and Authority. Seller is a limited partnership duly organized and in good standing under the laws of the State of Florida. Seller has the power and authority under (i) Seller's Agreement of Limited Partnership, and (ii) the Articles of Incorporation and Bylaws of Seller's sole general partner (the instruments described in (i) and (ii) above being referred to as "Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained. Upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Seller. Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

               (iii) No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents, or any other agreements to which Seller is bound, except for any consents which may be required in connection with the assignment and assumption of the Service Contracts (which consents Seller shall not be obligated to obtain), or (ii) to "Seller's Actual Knowledge" (as hereinafter defined), violate or conflict with any law or governmental regulation or permit applicable to Seller or the Property.

               (iv) Service Contracts. There are no service, maintenance or supply contracts affecting the Property except as listed in Exhibit "E" attached to this Agreement and except for any Permitted Exceptions that constitute or might be deemed to constitute Service Contracts. Seller has paid all amounts currently due and payable under the Service Contracts. Except as set forth in Exhibit "E", each of the Service Contracts is valid and binding and Seller has not received nor issued any written notice which remains outstanding as of the date hereof regarding the material breach of or material default under any such Service Contract by Seller or any other party thereto.

               (v) Leases. Attached hereto as Exhibit "F" is a rent roll for the Property setting forth name of each tenant under each of the Leases affecting the Property as of the date hereof, the space occupied by each tenant, the monthly base rent and additional rent payable pursuant to each tenant's Lease, and the approximate square footage demised under the particular Lease. No security deposits have been paid to Seller by or on behalf of any of the tenants except as set forth in Exhibit "F".

               (vi) Notices. Except as listed on Exhibit "G" attached to this Agreement, Seller has not received from any governmental authority written notice of any material violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters), or the lack of any required permit or license (or violation thereunder), which notice has not been cured or is still outstanding.

               (vii) Condemnation. Seller has not received from any governmental authority any written notice of any pending action or action to be filed to take or condemn the Property or any part thereof, and to "Seller's Actual Knowledge" (as hereinafter defined), no such condemnation action is pending or has been filed.

               (viii) Litigation. Except as set forth on Exhibit "H" attached hereto, Seller has not been served with any litigation which is still pending with respect to its ownership or operation of the Property, and to "Seller's Actual Knowledge" (as hereinafter defined), no such litigation is pending against Seller with respect to its ownership or operation of the Property.

               (ix) Tangible Personal Property. Seller owns all of the Tangible Personal Property free and clear of any conditional bills of sale, chattel mortgages, leases, security agreements or financing statements or other liens or security interests of any kind (collectively "Liens"), except for Liens which will be released as of the Closing.

               (x) Taxes. All real property taxes assessed against the Property, and all personal property taxes assessed against the Tangible Personal Property, have been paid in full, except for those taxes accrued for the current tax year which are not yet due and payable without interest or penalty.

               (xi) Employees. Seller has no employees who are employed at the Property.

               (xii) Leasing Commissions. Except as set forth in the Leases, the landlord under the Leases shall not be obligated to pay, after Closing, any fee or commission to any broker or finder with respect to any previously exercised or unexercised renewal, expansion or termination right under the Leases.

               (xiii) Notices of Default under Leases. Except as set forth on Exhibit "K" attached hereto, Seller has not received any written notice from any tenant under the Leases of a material default of Seller under the Leases that has not been cured prior to the date of this Agreement.

               (xiv) Environmental Violations. To "Seller's Actual Knowledge", there have been no releases of hazardous materials at the Property which would result in any liability pursuant to any federal, state, or local environmental or health and safety law or regulation, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

     As used herein, the term "Seller's Actual Knowledge" shall mean and be limited to the actual (and not constructive) current knowledge of Andrew Levin and George Touras, Assistant Vice President and Executive Vice President, respectively, of Equity Properties and Development Limited Partnership. It is expressly understood and agreed that neither Andrew Levin nor George Touras shall have any personal liability or obligation whatsoever with respect to this Agreement and/or the representations and warranties set forth herein.

          B. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9(A)(ii) through Section 9(A)(iv), and
Section 9(A)(vi) through Sections 9(A)(xiv) above, except that the representations shall be updated to reflect the provisions of any Estoppel Certificates and Landlord Certificates and shall be updated by delivering written notice to Purchaser in order to reflect any other fact, matter or circumstance which Seller's representatives become aware of that would make any of Seller's representations or warranties contained herein untrue or incorrect in any material respect (any such disclosure being referred to as a "Pre-Closing Disclosure"). Notwithstanding the foregoing, the obligation to update the representations and warranties as provided herein shall not relieve Seller from liability (if any) under any other provision of this Agreement. Purchaser shall have two (2) business days following receipt of any Pre-Closing Disclosure to elect to terminate this Agreement or proceed to Closing. If Purchaser elects to terminate this Agreement, then the Escrowee shall promptly return the Earnest Money to Purchaser and this Agreement shall terminate, except as provided in Sections 6 and 8(A) above.

          C. The representations and warranties set forth in Section 9(A)(i) and Section 9(A)(v) shall not survive the Closing. The remaining representations and warranties set forth in Section 9(A), subject to modifications thereto as a result of any Pre-Closing Disclosure, and the covenants of Seller set forth in
Section 9(D) below, shall survive the Closing, but only for a period of nine (9) months thereafter, and not otherwise. Notwithstanding the foregoing, if prior to the expiration of such nine (9) month period, (i) Seller shall have received written notification from Purchaser of a claim of a breach of a representation or warranty hereunder specifying in reasonable detail the basis of any such claim, (ii) Purchaser shall have filed a suit against Seller in a court of competent jurisdiction for a claim to enforce Purchaser's rights under this Agreement with respect to such breach, and (iii) such claim shall not have been finally resolved or disposed of within such nine (9) month period, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation. Except as provided for in Sections 4(C)(iv), 6, 8(A), and this Section 9(C), the obligations of the parties under this Agreement shall not survive the Closing or any termination of this Agreement.

          D. Between the date of this Agreement and Closing (or earlier termination of this Agreement), Seller hereby covenants and agrees with Purchaser that:

               (i) Seller shall not remove any item of Tangible Personal Property except as may be required for repair or replacement or to retire and replace obsolete property.

               (ii) Seller shall keep all existing insurance for the Property (or coverage substantially equivalent thereto) in full force and effect.

               (iii) From and after the date hereof, Seller shall only enter into a New Lease (as defined in Section 4(C)(i)(c) above) or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts (collectively, "New Agreements") with Purchaser's consent, which may be consent withheld at Purchaser's sole discretion.

               (iv) Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, but in no event shall Seller be obligated to make any capital repairs, replacements or improvements.

     10.  MISCELLANEOUS
          -------------

          A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser, except to an entity which is owned and controlled by Purchaser (a "Purchaser Permitted Assignee"). Seller may assign or otherwise transfer its interest under this Agreement to any affiliated or related entity which acquires the Property (a "Seller Permitted Assignee"). As used in this Agreement, the term "Seller" and "Purchaser" shall be deemed to include any Seller Permitted Assignee or Purchaser Permitted Assignee, as the case may be. Upon any such transfer by Seller to a Seller Permitted Transferree, or by Purchaser to a Purchaser Permitted Transferree, such original Seller or Purchaser, as the case may be, shall remain liable for (and shall not be released from) the obligations and liabilities of Seller or Purchaser, as the case may be, under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

          C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D.   Time is of the essence of this Agreement.

          E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Tennessee.

          F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:

               1.   If to Seller:

                    c/o Equity Properties and Development Limited Partnership Two North Riverside Plaza
                    Suite 1000
                    Chicago, Illinois 60606
                    Attention: Andrew Levin

                    With a copy to:

                    Rosenberg & Liebentritt, P.C.
                    Suite 1600
                    Two North Riverside Plaza
                    Chicago, Illinois 60606
                    Attention: Ira Chaplik

               2.   If to Purchaser:

                    The Price REIT, Inc.
                    145 South Fairfax Avenue
                    Fourth Floor
                    Los Angeles, California 90036
                    Attention: Jerald Friedman

                    and

                    The Price REIT, Inc.
                    4745 North Main Street
                    Suite 207
                    Lisle, Illinois 60532
                    Attention: Daniel C. Slattery

                    With a copy to:

                    Gibson, Dunn & Crutcher, LLP
                    333 South Grand Avenue
                    Los Angeles, California 90071-3197
                    Attention: William R. Lindsay, Esq.

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

          G. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF SELLER'S PARTNERS, SHAREHOLDERS, BENEFICIARIES, AFFILIATES, ADVISORS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ACCOUNTANTS, MANAGERS, BROKERS, ATTORNEYS, OR ASSIGNS (SUCH PARTIES BEING REFERRED TO AS "SELLER'S AFFILIATES") IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND NEITHER SELLER NOR ANY OF SELLER'S AFFILIATES IS LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER OR SELLER'S AFFILIATES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF

THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

          I. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury.

          J. Except as may be required by law, and without the prior written consent of the other party hereto, unless the Closing occurs, neither Seller nor Purchaser shall disclose to any third party (including, but not limited to, any press release, publicity, or advertising promotion) the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith, except for any disclosures required to be made by law.

          K. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, (i) return to Seller all information and materials provided by Seller to Purchaser relating to the Property, and (ii) deliver to Seller a copy of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, provided that Purchaser makes no representation or warranty with regard to materials so delivered. Notwithstanding any other provision contained herein, compliance with the provisions of this Section 10(K) shall constitute a condition to return of the Earnest Money to Purchaser.

          L. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

          M. After Closing, Seller shall not be liable to Purchaser in respect of obligations under this Agreement, or under any agreement or instrument delivered by Seller pursuant to this Agreement, which survive Closing for any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, Purchaser hereby waiving any and all claims it may have to such recoveries in excess of the foregoing amounts. The foregoing limitations shall not apply to reprorations made pursuant to Section 4(C)(ii) above.

          N.   [Intentionally Deleted.]

          O. This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

          P. Neither party shall record this Agreement or a memorandum thereof.

          Q. Seller hereby agrees to reasonably cooperate with Purchaser, at Purchaser's sole cost and expense, in producing audited financial statements for the Property for such periods as may be requested by Purchaser. Such cooperation shall include the delivery by Seller to Purchaser's auditors of such financial information relating exclusively to the Property as may exist in Seller's possession as such auditors may reasonably require, provided that Seller makes no representation or warranty as to the accuracy or completeness of any such information. This provision shall survive the Closing contemplated hereby.

          R. Except as specifically provided for in this Agreement, the rights, obligations, representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

          S. Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

          T.   Should Purchaser elect to acquire the Property pursuant to a
Section 1031 or other qualified exchange, Seller hereby agrees to cooperate with Purchaser with respect to such exchange, provided that Seller shall not be required to incur additional expense or liability with respect thereto.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

SELLER:                                         PURCHASER:
-------                                         ----------
FIRST CAPITAL INSTITUTIONAL REAL                THE PRICE REIT, INC., a Maryland
ESTATE, LTD. - 2, a Florida limited             corporation
partnership

     By:  First Capital Financial
          Corporation, a Florida                By: ____________________________
          corporation, its sole general         Name: __________________________
          partner                               Its: ___________________________

          By: _________________________
          Its:_________________________

                                   EXHIBITS
                                   --------

                       A    Legal Description
                       B    Permitted Exceptions
                       C-1  Notice to Tenants
                       C-2 Notice to Providers under Service Contracts C-3 Master Lease Agreement
                       C-4  Assignment and Assumption of Leases, Service
                            Contracts and Security Deposits
                       D    Form Tenant Estoppel Certificate
                       E    Service Contracts
                       F    Rent Roll
                       G    Notices of Violations
                       H    Litigation
                       I    Tangible Personal Property
                       J    Form Seller Estoppel Certificate
                       K    Notices from Tenant of Landlord Defaults

                            SCHEDULES
                            ---------

                       1   Terms of Sprint/MH Lease

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

     A tract of land in the Tenth Civil District of Davidson County, Tennessee, and being more particularly described as follows:

     BEGINNING at an iron pin in the southeasterly right-of-way line of Gallatin Road (U.S. 31-E) (being a 148.70' right-of-way), said point being a distance of
411.80 feet northeasterly of the northeast right-of-way line of Twin Hill Drive (formerly Liberty Lane) extended (being a 50' right-of-way); thence, along said southeasterly right-of-way line of Gallatin Road North 47(degrees) 45' 30" East, a distance of 728.35 feet to an iron pin at the northwesterly corner of the W.
D. Tidwell et ux property, as of record in Deed Book 3308, page 336, Register's Office of Davidson County, Tennessee; thence, along the westerly line of said Tidwell property South 39(degrees) 46' 51" East, a distance of 620.54 feet to an iron pin; thence, South 47(degrees) 45' 30" West, a distance of 1014.31 feet to a point set in bluff; thence, North 42(degrees) 14' 30" West, a distance of
619.97 feet to the POINT OF BEGINNING, containing an area of 10.177 acres, more or less.

     Being part of the same property conveyed to Nashville Marketplace Co., a Tennessee general partnership, of record in Book 6219, Page 162, Register's Office of Davidson County, Tennessee, and being the property described as Lot No. 2 on the revised plan of Rivergate Marketplace Shopping Complex, as of record in Plat Book 6250, Page 104, in said Register's Office.

     TOGETHER WITH, (a) all easements and rights benefiting the foregoing property as shown on plats recorded in Plat Book 6520, Pages 48, 102, and 514, Register's Office of Davidson County, and (b) all right, title and interest of the owner of the foregoing property in and to certain contiguous property, as created by that certain Reciprocal Easement and Development Agreement recorded in Book 6344, Page 518, in said Register's Office, as revised by that certain Revised Reciprocal Easement and Development Agreement recorded in Book 6713, Page 520, in said Register's Office, with all of said right, title and interest being in, over and across Tract 2 (Easement Parcel) as described herein.

                           TRACT 2 (EASEMENT PARCEL)

Land in Davidson County, Tennessee, being Tract No. 1 on the Plan of Rivergate Marketplace Shopping Complex of record in Book 6250, page 48, Register's Office for Davidson County, Tennessee.

Being the same property conveyed to Homeowners Warehouse, Inc., a Florida Corporation, of record in Book 6344, page 515, Register's Office of Davidson County, Tennessee.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS
                             --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2.   General and special taxes and assessments not yet delinquent.

3. Rights of tenants under the Leases, and those claiming by, through and under said tenants.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Property.

7. A Reciprocal Easement and Development Agreement of record in Book 6344, Page 518, said Register's Office. Revised Reciprocal Easement and Development Agreement of record in Book 6713, page 520, said Register's Office of Davidson County, Tennessee.

8. Easements, building setback lines, utilities and restrictions shown on plat recorded in Plat Book 6250 Page 514, said Register's Office.

9. Easement, dated August 27, 1985, by and between Nashville Marketplace Co., and Homeowners Warehouse, Inc., filed for record May 29, 1986, and recorded at Deed Book 6870, pages 812 through 820, Davidson County, Tennessee records.

10. Easements, building setback lines, utilities and restrictions shown on plat recorded in Plat Book 6250, Page 104, said Register's office.

11. Sanitary sewer and storm drainage easement recorded in Book 6360, Page 182, said Register's office.

                                  EXHIBIT C-1

                               NOTICE TO TENANTS
                               -----------------



                                                       ___________, 1997



     Re:  Sale of ___________________ Shopping Center
          _________, _____________ (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _________________________ and that ____________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:
_______________________________________________________________.

                                 Very truly yours,

                                 ____________________________
                                 as agent for Seller


                                 By:______________________________

                                 Its:______________________________

                                  EXHIBIT C-2

                    NOTICE TO PARTIES TO SERVICE CONTRACTS
                    --------------------------------------


                                                 ______________, 1997



     Re:  Sale of ___________________ Shopping Center
          _________, _____________ (the "Property")

Dear Service Provider:

     This is to notify you that the Property has been sold to __________________ ("Purchaser"). Purchaser has assumed all of the obligations of the undersigned under the service contracts accruing after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the service contract.

                                 Very truly yours,

                                 __________________________
                                 as agent for Seller


                                 By:____________________________

                                 It:_____________________________

                                  EXHIBIT C-3

                            MASTER LEASE AGREEMENT
                            ----------------------


The Master Lease Agreement, to be prepared during the period between execution of this Agreement and Closing, shall provide that Seller will lease the Vacant Space for a period of two (2) years following the Closing, on the following terms and conditions:


Approximate Square Footage:     2,960
Base Rent:                      $11.00 per square foot
CAM / Taxes:                    $1.75 per square foot
Holdback:                       A portion of the Purchase Price, equal to
                                Seventy Five Thousand Four Hundred Eighty
                                Dollars ($75,480.00), shall be withheld from the Purchase Price and deposited into escrow with the Escrowee, to be disbursed monthly to Purchaser to pay Base Rent and CAM/Taxes under the Master Lease Agreement, subject to return of all or a portion of the Holdback to Seller as provided below.



1. If within four (4) months after Closing, Seller obtains the agreement of Sprint or MH to a lease on terms and conditions no less favorable to Seller than as set forth on Schedule 1 of the Agreement, then (i) Purchaser shall be obligated to enter into a lease with Sprint or MH on such terms and conditions, (ii) the Master Lease shall terminate as of the date of such new lease with Sprint or MH, as the case may be, (iii) Purchaser shall pay to Seller the applicable Incremental Purchase Price set forth in Section 2 of the Agreement, and (iv) the remainder of the Holdback shall be returned to Seller after adjusting the same so that Seller pays the Base Rent and CAM/Taxes due under the Master Lease for the period prior to the first payment of such Base Rent and CAM/Taxes by Sprint or MH, as the case may be, under the Sprint/MH Lease.

2. Additionally, if at any time during the term of the Master Lease, Seller obtains the agreement of Sprint, MH or another tenant reasonably acceptable to Purchaser to lease the Vacant Space on terms and conditions no less favorable to Purchaser than as follows, then (i) Purchaser shall be obligated to enter into a lease with Sprint, MH or such other tenant on such terms and conditions, (ii) the Master Lease shall terminate as of the date of such new lease with Sprint, MH or such other tenant, and (iii) the remainder of the Holdback shall be returned to Seller after adjusting the same so that Seller pays the Base Rent and CAM/Taxes due under the Master Lease for the period prior to the first payment of such Base Rent and CAM/Taxes by Sprin, MH, or such other tenant, as the case may be, under the Sprint/MH Lease:


     Approximate Square Footage:   2,960
     Base Rent:                    $11.00 per square foot (provided, however,
                                   that if the Base Rent payable under the lease
                                   is between $10.00 and $11.00 per square foot,
                                   Purchaser shall
                                   be obligated to enter into such lease and a
                                   portion of the Holdback equal to the
                                   difference between the Base Rent payable
                                   under the new lease and $11.00 per square
                                   foot shall be paid to Purchaser for the
                                   entire two year term)
     CAM / Taxes:                  $1.75 per square foot
     Term:                         Remainder of term of Master Lease Agreement
     Lease Commissions:            not more than $0 payable by The Price REIT,
                                   Inc.
     Tenant Improvement Allowance: not more than $0 payable by The Price REIT,
                                   Inc.
Other Terms and Conditions:        The new lease shall be either (i) in the form
                                   of Purchaser's existing lease with Sprint at Commack, New York, if the tenant is Sprint, or (ii) in form acceptable to Purchaser, which approval will not be unreasonably withheld or delayed by Purchaser.

3. If the term of the proposed new lease shall exceed the remainder of the term of the Master Lease Agreement, Purchaser shall have the right to approve of such new lease in its sole discretion.

                                  EXHIBIT C-4

           ASSIGNMENT AND ASSUMPTION OF LEASES, SERVICES CONTRACTS,
           ---------------------------------------------------------
                       SECURITY DEPOSITS AND INTANGIBLES
                       ---------------------------------

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________________ ("Assignor") hereby assigns to ____________________________ ("Assignee") with an office and place of business at ______________________________, all of Assignor's right, title and interest as of the date hereof in and to (1) the leases ("Leases") and security deposits ("Security Deposits") described in Exhibit B attached hereto relating to certain real property known as ________________________ located in ___________,
______________ and more particularly described in Exhibit A attached hereto (the "Land"); (2) the service contracts set forth on Exhibit C attached hereto ("Service Contracts"), (3) any license, permits, warranties pertaining exclusively to the Land and the buildings and improvements currently located thereon.

     Assignee hereby accepts such assignment and hereby assumes and agree to be bound by and to perform, as of the date hereof, the Assignor's obligations, covenants and agreements under each of the Leases and Service Contracts arising on or after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when, and as required by the terms of the Leases or otherwise by law.

     This Assignment and Assumption may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption effective as of this ____ day of ____________, 1997.


                                 ASSIGNOR:

                                 __________________________________


                                 By:_______________________
                                 Its:____________________


                                 ASSIGNEE:

                                 __________________________________


                                 By:_______________________
                                 Its:____________________

                                   EXHIBIT D

                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------


____________________________
c/o Equity Properties and Development Limited Partnership
Two North Riverside Plaza
Suite 1000
Chicago, Illinois  60606
Attn: Andrew Levin


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention:  Jerald Friedman



                                  Re: _______________________("Tenant")


Ladies and Gentlemen:

     At the request of _______________________________, a __________________
("Landlord"), made in connection with the proposed sale of the __________________ Shopping Center, ________________________________ (the
"Property") and Landlord's interest in the "Lease" (as hereinafter defined) to _______________________________ ("Purchaser"), Tenant hereby certifies to
Landlord and Purchaser as follows:

1. Tenant is the lessee under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___ (collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

2. The Lease is attached hereto as Exhibit "A" hereto, and sets forth the entire agreement between Landlord and Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199__ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199__.

4.   Landlord is not in default under the Lease.

5.   The expiration date of the Lease is ____________________, 19___.

6. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

7. There is no prepaid rent, except $ _____________, which represents rent payable through ___________, 199__.

8. Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
     _____________________________.

9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10. Tenant has accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire lessee's interest in the Lease.

11. All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord.

12. Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property, to expand the Premises or to renew the Lease, except: _______________________. [describe any unexercised or previously exercised expansion or renewal options, or rights of first refusal or state "none", if none exist]

13. This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of Landlord, Purchaser and their successors and assigns.

14. The individual executing this Certificate on behalf of Tenant is duly authorized to execute this Certificate.



                                        Very truly yours,


                                        ______________________, Tenant



                                        By:_____________________________________
                                        ___________________, Title

                                        Date: ____________________, 1997

                                   EXHIBIT E

                               SERVICE CONTRACTS
                               -----------------


---------------------------------------------------------------------------------------------------------
                                             Contract      Contract           Monthly
Vendor                Service                Begin         termination           fees    Termination
---------------------------------------------------------------------------------------------------------
Superior Lawn         Landscaping              1/1/97         12/31/97        $453.17    30 day
Service                                                                                  permissible
---------------------------------------------------------------------------------------------------------
Superior Lawn         Janitorial               1/1/97         12/31/97      $1,048.33    30 day
Service                                                                                  permissible
---------------------------------------------------------------------------------------------------------
Light Incorporated    parking light           10/14/89        10/13/98        $244.40    50% of remaining
                      maintenance.            10/14/89                                   payments if
                                                                                         terminated
---------------------------------------------------------------------------------------------------------
ADT Security          Fire alarm              10/24/91         9/30/98        $146.67    40% of remaining
Systems               monitoring              10/24/91                                   payments if
                                                                                         terminated
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT F

                                   RENT ROLL
                                   ---------

                                   EXHIBIT G

                             NOTICES OF VIOLATIONS
                             ---------------------

NONE.

                                   EXHIBIT H

                                  LITIGATION
                                  ----------

NONE.

                                   EXHIBIT I

                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

NONE.

                                   EXHIBIT J

                        FORM SELLER ESTOPPEL CERTIFICATE
                        --------------------------------


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention:  Jerald Friedman


                     Re: _______________________("Tenant")

Ladies and Gentlemen:


  Reference is herein made to that certain Real Estate Sale Agreement (the "Agreement") dated ______________, 1997 by and between First Capital Institutional Real Estate, Ltd. - 2, a Florida limited partnership ("Seller"), as seller, and The Price REIT, Inc., a Maryland corporation, as purchaser ("Purchaser"), for the purchase and sale of the property known as Marketplace at Rivergate, in Nashville, Tennessee, as more particularly described in the Agreement (the "Property"). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement. Pursuant to
Section 8(B) of the Agreement, Seller hereby represents and warrants to Purchaser, to "Seller's Actual Knowledge" (as defined in the Agreement) as follows:


1. Tenant is the lessee under a lease with Seller, as landlord, dated __________, 19__, [as amended by _________________, dated __________,
     19__ (collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

2. The Lease is attached hereto as Exhibit "A" hereto, and sets forth the entire agreement between Seller, as Landlord, and Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199_ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199_.

4. Except as provided in Section ___ of the Agreement or in Schedule I attached hereto, Seller has not received written notice from the Tenant of any material default by Seller under the Lease which has not been cured as of the date of this certificate ("Certificate").

5.   The expiration date of the Lease is ____________________, 19___.

6. The amount of the security deposit currently held by Seller, as Landlord under the Lease, is $ _______________.

7. There is no prepaid rent, except $ _____________, which represents rent payable through ___________, 199_.

8. Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
     _____________________________.

9. The Tenant has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10. Tenant has accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire lessee's interest in the Lease.

11. All work required to be performed by Seller, as landlord under the Lease, as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Seller, as landlord thereunder.

12. Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property, to expand the Premises or to renew the Lease, except: _______________________. [describe unexercised or previously exercised expansion or renewal options or rights of first refusal, or state "none", if none exist]

13. Seller, as landlord under the Lease, is not in default of its obligations under the Lease.

14. This Certificate is executed by Seller solely for the benefit of Purchaser and no third party (other than a "Purchaser Permitted Assignee" [as defined in the Agreement] provided that such Purchaser Permitted Assignee shall have executed and delivered to Seller at or prior to Closing an agreement assuming all of the obligations of Purchaser under the Agreement in accordance with Section 10(B) of the Agreement) shall have the benefit of any of the provisions of this Certificate, nor is this Certificate made with the intent that any person other than Purchaser (and such Purchaser Permitted Assignee) rely thereon.

     This Certificate is delivered to Purchaser in connection with and subject to the terms, provisions and limitations of the Agreement, including, without limitation, Sections 9(C) and 10(M) thereof.

        IN WITNESS WHEREOF, Seller has executed this Certificate as of this ____ day of ____________, 1997.

                                   EXHIBIT K

                   NOTICES FROM TENANT OF LANDLORD DEFAULTS
                   ----------------------------------------


NONE.

                                      SCHEDULE 1
                                      ----------

                                   Terms of Sprint/MH Lease
                                   ------------------------
Tenant:                            Either Sprint Spectrum L.P. or Mariner Health

Approximate Square Footage:        2,960

Base Rent:                         $11.00 per square foot

CAM / Taxes:                       $1.75 per square foot

Lease Commissions:                 not more than $0 to The Price REIT, Inc.

Tenant Improvement Allowance:      not more than $0 to The Price REIT, Inc.

Other Terms and Conditions:        There shall be no offset or termination
                                   rights. The remaining terms and conditions
                                   shall be subject to Purchaser's approval,
                                   which will not be unreasonably withheld.